UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 15, 2013
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On August 16, 2013, Diamond Resorts International, Inc. (the Registrant) announced that, at a meeting of the Registrant's Board of Directors (the Board) held on August 15, 2013, the Board appointed Hope S. Taitz as a member of the Board, effective August 15, 2013, with a term expiring at the annual meeting of the Registrant's stockholders in the year ending December 31, 2014. Ms. Taitz was also appointed to serve as a member of the Compensation Committee of the Board. With the appointment of Ms. Taitz, the Board consists of nine directors.
In connection with her appointment as a director, Ms Taitz was awarded (1) an aggregate of 5,357 shares of restricted common stock of the Registrant, which shall vest in three equal installments on each of July 24, 2014, July 24, 2015 and July 24, 2016, and (2) at Ms Taitz's election, an aggregate of 5,357 fully-vested shares of common stock of the Registrant, in lieu of receiving her initial annual retainer for service as a member of the Board.
A copy of the Registrant's press release relating to Ms. Taitz's appointment as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Registrant, dated August 16, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND RESORTS INTERNATIONAL, INC. (Registrant)
August 16, 2013	By: /s/ David F. Palmer Name: David F. Palmer Title: President and Chief Executive Officer